                                                                   EXHIBIT 15.1


November 13, 2001

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

Commissioners:

We are aware that our report dated November 9, 2001 on our review of interim financial information of Critical Path, Inc. (the "Company') as of and for the period ended September 30, 2001 and included in the Company's quarterly report on Form 10-Q for the quarter then ended is incorporated by reference in the Company's Registration Statements on Form S-8 (Nos. 333-63080, 333-51504, 333-44418, 333-40476, 333-36228, 333-95933, 333-95279, 333-87553) and on Form
S-3 (Nos. 333-39958, 333-38006, 333-38000, 333-36382).

Very truly yours,

/s/ PricewaterhouseCoopers, LLP